                                                                   EXHIBIT 10.19

                                    SUBLEASE

         THIS SUBLEASE is made as of the 15th day of January, 2002,

BETWEEN ITXC CORP., a Delaware corporation having an office at 750 College Road
        East, Princeton, New Jersey ("Sublessor"),

AND DELOITTE & TOUCHE USA LLP, a Delaware limited liability partnership having an office at 10 Westport Road, Wilton, Connecticut 06897 ("Sublessee").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to that certain Lease (the "Lease") dated as of June 30, 2000, between 750 College Road Associates, L.P. ("Landlord"), as landlord, and Sublessor, as tenant, Sublessor leases certain Premises (the "Premises") consisting of portions of the second and third floors of the building (the "Building") known as and by the street address 750 College Road East, Princeton, New Jersey as more particularly described in the Lease; and

         WHEREAS, Sublessor desires to sublet that portion of the third floor of the Premises which is deemed to contain 21,795 rentable square feet and is shown in green on Exhibit A annexed hereto (the "Subleased Premises") to Sublessee,
            ---------
and Sublessee is willing to sublet the Subleased Premises, upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the Subleased Premises and the mutual covenants herein contained, Sublessor and Sublessee hereby agree as follows:

         1. Sublease of Subleased Premises. Sublessor does hereby sublet and
            ------------------------------
demise unto Sublessee, and Sublessee does hereby hire and take from Sublessor, subject to and in accordance with the covenants, agreements, terms, provisions and conditions of this Sublease and of the Lease, for the term hereinafter stated, the Subleased Premises.

         2. Term. The term of this Sublease (the "Term") shall commence on
            ----
January 15, 2002 (the "Commencement Date") and shall end on January 14, 2006, or on such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease, this Sublease or pursuant to law (such date being referred to herein as the "Expiration Date"), subject to possible extension as provided in Section 18 hereof. Upon the Expiration Date, Sublessee shall return the Subleased Premises to Sublessor vacant, broom-clean and in as good repair and condition as on the Commencement Date, reasonable wear and tear excepted.

         3. Use.  The Subleased Premises shall be used for general office
            ---
purposes and uses ancillary thereto and for no other purpose.

         4. Condition of Subleased Premises.
            -------------------------------

                  4.1 Sublessor shall deliver, and Sublessee shall accept, the Subleased Premises vacant (except for the Furniture, as defined in Section 20 hereof), broom clean and otherwise in its "as-is" physical condition on the Commencement Date. It is understood and agreed that Sublessor shall not be required to make any improvements, alterations or repairs whatsoever to the Subleased Premises, except that, prior to the Commencement Date, Sublessor shall, at its sole cost and expense, perform those items of work as shown on Exhibit C annexed hereto and made a part hereof.

                  4.2 In making and executing this Sublease, Sublessee has not relied upon or been induced by any statements or representations of any persons, other than those, if any, set forth expressly in this instrument in respect of the physical condition of the Subleased Premises or of any other matter affecting the Subleased Premises or this transaction which might be pertinent in considering the leasing of the Subleased Premises or the execution of this Sublease.

              5.  Rent.
                  ----

                  5.1 Sublessee covenants and agrees to pay to Sublessor during the Term the following amounts (collectively, "Rent"):

                      (a) commencing on the Commencement Date, fixed minimum rent("Basic Rent"), at the following rate of Six Hundred Ten Thousand Two Hundred Sixty and 00/100 ($610,260.00) Dollars per annum, payable in equal monthly installments of Fifty Thousand Eight Hundred Fifty-five and 00/100 ($50,855.00) Dollars each.

Commencing on the Commencement Date, Sublessee shall pay to Sublessor Basic Rent in equal monthly installments in advance on the first day of each month during the Term, except that Sublessee shall pay the first monthly installment upon the execution of this Sublease. Basic Rent for any partial month in which occurs the Commencement Date or the Expiration Date shall be pro-rated on a per diem basis;

                      (b) 21.84% ("Sublessee's Allocated Share") of any increase in real estate taxes (including special assessments, rental receipts or gross real estate taxes, if any, and any other taxes now or hereafter imposed in the nature of or in substitution for real estate taxes) levied on the Building and the Land in excess of the annual real estate taxes for the calendar year 2002. Said amounts shall be calculated and payable in accordance with Section 3 of the Lease, including without limitation any adjustments authorized pursuant to Subsection 3(d).

                      (c) Sublessee's Allocated Share of any increase in Operating Costs over the Operating Costs incurred for the calendar year 2002. Said amounts shall be calculated and payable in accordance with Section 3 of the Lease, including without limitation any adjustments authorized pursuant to Subsection 3(d).

                      (d) in respect of Sublessee's use of electricity within the Subleased Premises, an amount equal to Twenty-seven Thousand Two Hundred Forty-three and 75/100 ($27,243.75) Dollars per annum, subject to adjustment in proportion to any adjustment in the Electrical Service Cost Amount payable by Sublessor in accordance with Section 6(b) of the Lease, which amounts shall be payable monthly throughout the Term.

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

         5.2 All monies required to be paid by the Sublessee pursuant to this Sublease shall be paid to Sublessor without notice or demand and without abatement, deduction or setoff, except as otherwise expressly provided herein, at the offices of the Sublessor set forth above, or such other place as the Sublessor may specify by notice given to Sublessee.

         5.3 If Sublessee shall fail to make any payment to Sublessor as required hereunder within ten (10) days after the due date therefor, then Sublessee, in addition to such Rent, shall pay Sublessor a late charge of five
(5) cents for each dollar of the amount not so paid. Said late charge is intended to compensate Sublessor for additional expenses incurred by Sublessor in processing late payments. In addition, if any such failure to pay shall continue for a period of ten (10) days after notice thereof to Sublessee, then the past due amounts shall bear interest at a rate equal to four percent (4%) above the so-called annual "Base Rate" of interest established and approved by Fleet Bank (or any successor thereto) from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect. The amount of any such late charge and/or interest shall each be deemed additional rent hereunder and shall be payable within ten (10) days after demand therefor. The assessment and receipt of late charges and interest as aforesaid shall be in addition to, and shall in no way be deemed to limit, any other rights and remedies Sublessor may have under this lease or otherwise for non-payment of Rent.

         6.  Subordination to and Incorporation of Lease.
             --------------------------------------------
             6.1 This Sublease is subject and subordinate to the Lease, and to all leases, mortgages and other rights or encumbrances to which the Lease is subject or subordinate. This provision shall be self-operative, but Sublessee shall within fifteen days of Sublessor's request execute any instrument reasonably requested by Sublessor or Landlord and reasonably acceptable to Sublessee to evidence or confirm the same. Sublessor represents and warrants to Sublessee that (a) a true and complete copy of the Lease (excluding redacted terms and conditions not relevant to Sublessee) is attached hereto as Exhibit B,
                                                                      ----------
(b) the Lease is in full force and effect, (c) to the best of Sublessor's knowledge, Sublessor is not in default of Sublessor's obligations under the Lease, (d) except for the subleasing contemplated hereby, Sublessor's leasehold estate with respect to the Subleased Premises has not been assigned, mortgaged, pledged, encumbered or otherwise transferred or sublet, in whole or in part, (e) the Lease has not been modified or amended, and evidences the entire written agreement with respect to the use and operation of the Subleased Premises between Sublessor and Landlord, (f) all rent and additional rent payable by Sublessor, as tenant under the Lease, has been paid and Sublessor, as tenant under the Lease, will continue to make all payments as and when they become payable under the Lease, (g) Sublessor shall not modify or amend the Lease in any manner which would adversely affect the rights granted to Sublessee hereunder, (h) subject to the Landlord's Consent, Sublessor has the full right and authority to sublet its interest in the Lease to Sublessee and to enter into this Sublease and (i) Sublessor has not received any notice of default under the Lease, except for any defaults which Sublessor has cured and Landlord is no longer claiming to exist. Sublessor shall not voluntarily terminate the Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Lease, and Sublessor shall not amend the Lease in a manner adverse to Sublessee. If the Lease shall terminate for any reason then this Sublease shall also terminate. Sublessor shall not be liable for any such termination unless such termination (a) shall have arisen out of a default under the Lease by Sublessor not arising out of a default hereunder by Sublessee or (b) shall have been effected by Sublessor in violation of this Section 6.1.

                  6.2 The terms, covenants, conditions and provisions contained in the Lease (including, but not limited to the remedies provided thereunder) are incorporated herein by reference and shall, as between Sublessor and Sublessee, constitute the terms, covenants and conditions and provisions of this Sublease, except to the extent that they are inapplicable to, inconsistent with, or modified by the provisions of this instrument. The parties agree to observe and perform the terms, covenants, conditions and provisions on their respective parts to be observed and performed hereunder, including but not limited to those terms, covenants, conditions and provisions of the Lease which are incorporated herein, provided, however that:

                       (a) Except as otherwise expressly provided herein, the
                  time limits provided in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of this Sublease, by lengthening or shortening, as applicable, the same in each instance by three
                  (3) days, so that notices may be given, demands made, or any act, condition or covenant performed, or any right or remedy hereunder exercised, by Sublessor or Sublessee, as the case may be (and each party covenants that it will do so), within the time limit relating thereto contained in the Lease;

                       (b) With respect to work, services, repairs, repainting
                  and restoration, or the performance of other obligations required of Landlord under the Lease, Sublessor's sole obligation with respect thereto shall be to request the same of Landlord upon request in writing by Sublessee, and to use commercially reasonable efforts to obtain the same from Landlord; provided, however, that Sublessor shall not be obligated to institute any litigation or other proceedings against Landlord in order to obtain the same;

                       (c) In any instance where the consent of Landlord is
                  required to any act or omission, Sublessor shall not be required to give such consent unless and until Landlord has also given its consent in writing;

                       (d) In any instance when Sublessor is or may be given
                  an election, option or right under the Lease, Sublessor shall have the sole and exclusive right to exercise such election, option or right;

                       (e) Sublessee agrees to perform and comply with the
                  terms, provisions, covenants and conditions of the Lease to the extent applicable to the Subleased Premises and the Sublease, and Sublessee agrees not to do or suffer to permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited; and

                       (f) Unless the context clearly indicates a contrary
                  intention, all references in the Lease to (i) "Landlord" shall be deemed to be references to "Sublessor", (ii) all references to "Tenant" shall be deemed to be references to "Sublessee" and (iii) all references to the "Demised Premises" shall be deemed to be references to the "Subleased Premises".

                  6.3 Without prejudice to the generality of the foregoing, the following portions of the Lease shall not be incorporated herein and shall have no force and effect with respect to this Sublease: Basic Lease Provisions, Articles 1, 2, 3(a), 3(b) (except as modified and incorporated herein), 3(c), 3(d), 3(e), 7, 11(b), 14, 15(a)(iii) (unless such abandonment would cause Sublessor to be in default of its obligations under the Lease), 16, 17, 20, 21, 23, 24(c), 24(f), 24(s), 24(t), 24(u), 24(w) (except as modified and incorporated herein) and Exhibits A-1, B, B-1 and B-2.

                  6.4 Unless the context otherwise clearly indicates a contrary intent or unless specifically provided herein, each term used in this Sublease which is defined in the Lease shall have the meaning ascribed to such term in the Lease.

         7. Assignment and Sublease. In no event shall this Sublease or the term
            -----------------------
and estate granted hereby be assigned, mortgaged, pledged, encumbered or otherwise transferred by Sublessee without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, provided, that: in Sublessor's reasonable judgment, (i) the proposed
         --------- -----
assignee or subtenant shall be a reputable person or entity of good character,
(ii) the prospective occupancy of the proposed assignee or subtenant shall be limited to the use of the Subleased Premises specifically permitted by this Sublease and (iii) the proposed assignee or subtenant shall not be a competitor of Sublessor, i.e., the proposed assignee or subtenant shall not be engaged in the business of wholesale telecommunications services, including without limitation internet telephony. Notwithstanding any assignment or transfer of this Sublease, and notwithstanding the acceptance of rent by Sublessor from an assignee, transferee, or any other party, Sublessee shall remain fully liable for the payment of rent and for the performance and observance of all other obligations of this lease on the part of Sublessee to be performed or observed.

Notwithstanding anything to the contrary in this Sublease, Sublessor's consent shall not be required for the following transfers, although Sublessee shall comply with any and all requirements arising under the Lease, including without limitation, notifying the Landlord and obtaining the Landlord's consent:

             (i) the dissolution of Sublessee (if Sublessee is a partnership) and immediate reconstitution into a partnership or the addition or withdrawal or partners, or the reallocation of interests among partners of the partnership, provided that the reconstituted partnership is obligated for all Sublessee's obligations under the Sublease and that Sublessee remains liable for all Sublessee's obligations despite such reconstitution;

             (ii) the assignment of this Sublease to any successor of Sublessee
(A) into which or with which Sublessee is merged or consolidated, (B) arising from the transfer of Sublessee's interest under this Sublease made in conjunction with the transfer of a majority of the assets and liabilities of Sublessee, or (C) arising from the acquisition of the assets and liabilities of another firm by Sublessee, provided that such successor is obligated for all Sublessee's obligations under the Sublease and that Sublessee remains liable for all Sublessee's obligations despite such assignment to a successor;

             (iii) the assignment of this Sublease or the sublease of any portion of the Subleased Premises to (A) any successor of Sublessee to all of the assets and liabilities of Sublessee's Princeton, New Jersey office provided that such successor is a typical tenant for a

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first-class office building, (B) to any corporation, partnership or other entity created by Sublessee that is or prior to such proposed sublease or assignment was, a wholly-owned subsidiary of Sublessee and to which Sublessee transferred a portion of Sublessee's assets, or (C) to an Affiliate (defined below) of Sublessee, provided that in the case of (A), (B) or (C) of this subsection
(iii), Sublessee remains liable for all Sublessee's obligations despite such assignment.

         "Affiliate," as that term is used in this Sublease, shall mean any person or entity controlling, controlled by or under common control with another person or entity. As used in this Sublease, the terms "control", "controlled" or "controlling" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity.

         8. Alterations. Sublessee shall not make any alterations and/or
            ------------
improvements to the Subleased Premises without having first obtained the written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and the prior written approval of Landlord and otherwise subject to and in accordance the provisions of the Lease and applicable laws, codes and regulations. Sublessee, at its sole cost and expense and prior to the Expiration Date, shall remove any alterations and/or improvements to the Subleased Premises made by or on behalf of Sublessee and repair any damage caused by such removal.

         9. Indemnities. (a) Whenever the Sublessor is obligated to pay any
            ------------
additional money pursuant to the terms of the Lease as a result of the acts, omissions or negligence of Sublessee or Sublessee's Users (as defined in Section 23 hereof) or the failure of Sublessee to comply with its obligations under this Sublease, Sublessee agrees to reimburse Sublessor amounts thereof as additional rent, upon demand of the amount so required to be paid. Sublessee hereby agrees to save, defend and indemnify Sublessor from and against any claim, cost or liability, including reasonable attorney's fees, arising out of Sublessee's or Sublessee's Users use or occupancy of the Subleased Premises and/or the Fitness Center (as defined in Section 23 hereof), or its failure to comply with any obligation hereunder.

 (b) In the event that Sublessee shall be required to vacate the Subleased Premises as a result of a default by Sublessor in the performance of Sublessor's obligations under the Lease, Sublessor agrees to reimburse Sublessee for any expenses which Sublessee shall incur as a result thereof, up to the maximum amount of $250,000.00 in the aggregate.

         10. Default. If Sublessee (i) shall fail to pay the Basic Rent, or any
             --------
other rents, charges or monies in accordance with the provisions of this Sublease and such default shall continue for a period of five (5) days following notice of such failure, or (ii) shall default in fulfilling or complying with any of its nonmonetary obligations hereunder and such default shall continue for twenty (20) days following notice to Sublessee; then and upon the happening of any of such events, Sublessor may without further notice to Sublessee elect to end the term of this Sublease. Upon such election, the term of this Sublease shall expire, but the Sublessee shall remain liable for sums equal to the aggregate of the Basic Rent, and all other monies which would have been payable by Sublessee to Sublessor had this Sublease not been so terminated. The rights and remedies of Sublessor stated in this section shall be in addition to, and not in lieu of, those rights and remedies of Sublessor which exist pursuant to the other provisions of this Sublease, whether by incorporation of the Lease or otherwise, at law and in equity.

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         11. Notices. Any notice, consent, approval, request, communication,
             --------
bill, demand or statement provided for hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if hand delivered or mailed by certified, mail, return receipt requested. For the purposes of this paragraph, the addresses of Sublessor and Sublessee shall be that set forth at the head of this Sublease or such other address as either party may direct.

         12. Termination of Lease. This Sublease is subject and subordinate to
             ---------------------
the Lease. If the Lease shall terminate for any reason whatsoever, (i) this Sublease shall terminate simultaneously therewith and any unearned Basic Rent and other monies paid hereunder shall be refunded to Sublessee, provided that such termination is not the result of a breach by Sublessee of this Sublease, and (ii) upon such termination of this Sublease there shall be no further liability by Sublessor to Sublessee or by Sublessee to Sublessor arising out of or in connection with this Sublease, although any accrued liabilities shall survive such termination.

         13. Brokers. Sublessor and Sublessee each represents and warrants to
             --------
the other that (a) it has dealt with no broker other than Insignia/ESG, Inc (the "Broker") in consummating this Sublease, and (b) no conversations or prior negotiations were had with any broker other than the Broker concerning the renting of the Subleased Premises. Sublessor shall pay any commissions due to the Broker, pursuant to a separate written agreement. Sublessor and Sublessee each agree to indemnify and hold the other harmless against any claims for brokerage commissions arising out of any breach of the foregoing representations. Sublessee shall pay any fees due to Sublessee's consultant, Finkelstein Commercial Realty Services, Inc.

         14. Insurance. Sublessee shall maintain at its sole expense during the
             ---------
Term insurance of such type and in such form and amounts as the Sublessor is required to maintain or contribute to the cost of insurance required under the Lease, or of such type or form or in such higher amounts as Sublessor or Landlord may reasonably request upon written notice to Sublessee. In addition, each such policy shall include Sublessor and Landlord as additional insureds and loss payees, as their respective interests may appear. Each policy shall contain a clause stating that the same shall not be canceled except upon 30 days prior written notice to both Sublessor and Landlord. On or before the Commencement Date, Sublessee shall submit a certificate evidencing such insurance to both Sublessor and Landlord. Thereafter, during the Term, Sublessee shall submit renewal certificates to Sublessor and Landlord at least 15 days prior to the expiration of any insurance policy then in effect.

         15. Landlord Consent. This Sublease is subject to the issuance of the
             -----------------
written consent of Landlord (the "Landlord Consent") in form and substance reasonably acceptable to Sublessor and Sublessee. In the event that a fully-executed copy of the Landlord Consent has not been delivered to each of Sublessor and Sublessee on or before February 15, 2002, either Sublessor or Sublessee shall have the option to cancel this Sublease upon notice to the other given no later than February 25, 2002, in which event, this Sublease shall be void ab initio and neither party shall have any liability to the other in damages or otherwise.

Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be obligated to make any payment to Sublessor until a fully-executed copy of the Landlord Consent has been delivered to Sublessee. Within three (3) business days following the date on which a fully-executed copy of the Landlord Consent has been delivered to Sublessee, Sublessee shall


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pay to Sublessor all amounts accrued to such date, the parties intending that such amounts be computed retroactively from the Commencement Date.

         16. Damage by Fire or Other Casualty. If the Subleased Premises shall
             --------------------------------
be damaged by fire or other cause under circumstances in which Landlord is required to make repairs pursuant to the Lease, the sole obligation of Sublessor shall be to use reasonable efforts to cause Landlord to fulfill Landlord's obligations under the Lease in accordance with the terms thereof. Until such repairs shall be made, the Rent shall be abated and apportioned in accordance with the provisions of the Lease. No damages, compensation or claims shall be payable by Sublessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Subleased Premises or of the Building. Provided Sublessee is not in default under any of the terms, covenants or conditions of this Sublease following notice and expiration of applicable cure period, Sublessor shall not exercise its right to terminate the Lease pursuant to Article 13 of the Lease unless Sublessee has exercised its right to terminate this Sublease pursuant to the provisions of said Article 13 as incorporated by reference into this Sublease.

         17. Condemnation. This Sublease shall automatically terminate whenever
             ------------
the Lease shall automatically terminate in the event of condemnation. This Sublease shall terminate in the event of partial condemnation whenever the Landlord terminates the Lease.

         18. Extension of Sublease Term. At Sublessor's sole and exclusive
             --------------------------
option, Sublessor may elect at a future date to offer to Sublessee the opportunity to extend the term of this Sublease (the "Offer to Extend") for an additional period of one (1) year, expiring on January 14, 2007. If Sublessor shall elect to grant the Offer to Extend to Sublessee, Sublessor shall send a written notice (the "Extension Notice") to Sublessee no later than October 14, 2004. Sublessee shall have ninety (90) days from the receipt of the Extension Notice to notify Sublessor in writing whether Sublessee accepts the Offer to Extend and the failure of Sublessee to respond to the Extension Notice within said ninety (90) day period shall render the Extension Notice null and void. In the event that Sublessor shall offer, and Sublessee shall accept, the Offer to Extend in accordance with the provisions of this Section 18, this Sublease shall continue upon all of the terms and conditions set forth herein, except that (i) the Basic Rent for the period commencing on January 15, 2006 and ending on the Expiration Date shall be an amount equal to Six Hundred Ninety-seven Thousand Four Hundred Forty and 00/100 ($697,440.00) Dollars per annum, payable in equal monthly installments of $58,120.00 each, and (ii) the Expiration Date shall be January 14, 2007. For the avoidance of doubt, the parties intend that Sublessor shall have absolutely no obligation to grant the Offer to Extend to Sublessee.

         19. Quiet Enjoyment. Sublessor covenants and agrees that Sublessee,
             ---------------
upon performance of its obligations under this Sublease, shall peaceably and quietly have, hold and enjoy the Subleased Premises throughout the term of this Sublease, subject to the terms of this Sublease, the Lease, and all matters to which this Sublease and the Lease are subordinate.

         20. Furniture. Throughout the Term, Sublessee shall have the exclusive
             ---------
right to use all of the office furniture (the "Furniture") located at the Subleased Premises as of the date hereof and as described in Exhibit D annexed hereto and made a part hereof, provided, however, that such furniture shall remain the property of Sublessor and Sublessee shall surrender same to Sublessor upon the expiration of the Term in good condition, reasonable wear and tear and damage by casualty excepted.

         21. Sublessor's Access. Sublessor reserves the right to enter the
             ------------------
Subleased Premises at any time upon reasonable advance notice to Sublessee (which notice may be telephonic), except in the case of an emergency, and when accompanied by a representative of Sublessee (provided that Sublessee shall make such representative available), for the purpose of obtaining access to certain spaces containing Sublessor's computer network and telecommunications equipment. Sublessee shall provide to Sublessor the name and telephone number of one of Sublessee's employees who will be responsible for arranging such access. Such entry by Sublessor shall not be deemed an eviction, although Sublessor shall use commercially reasonable efforts to minimize disruption to Sublessee's business and Sublessor shall comply with such reasonable security measures as Sublessee may establish from time to time.

         22. Miscellaneous.
             -------------

                  22.1 This Sublease shall be governed in all respects by the internal laws of the State of New Jersey, without regard to principles of conflicts of law.

                  22.2 The marginal notes in this instrument are used for convenience in finding the subject matters, and are not to be taken as part of this instrument, or to be used in determining the intent of the parties, or otherwise interpreting this instrument.

                  22.3 This Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  22.4 If any provisions of this Sublease shall be at variance with the provisions of the Lease, the provisions of this Sublease shall prevail. This Sublease shall not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of such change is sought.

                  22.5 The failure of either Sublessor or Sublessee to insist in any one or more instances upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of such party or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

                  22.6 This instrument contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations and/or agreements are merged herein.

                  22.7 Sublessor agrees to look solely to the assets of Sublessee (or those of any successor to Sublessee) with respect to the performance of any obligations of Sublessee hereunder and agrees that none of the individual partners or principals of Sublessee (or of any successor to Sublessee) shall have any personal responsibility or liability for the performance of any such obligations. In addition, Sublessor agrees not to seek any personal judgment against any of the individual partners or principals of Sublessee (or of any successor to Sublessee) with respect to this Sublease or the performance of the "Sublessee's" obligations hereunder. For purposes of this Sublease, the negative capital account of any partner or principals of Sublessee


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

(or of any successor to Sublessee) shall not be deemed to be an asset of Sublessee (or of any successor to Sublessee).

         23. Fitness Center. Provided that Sublessee shall not be in default of
             --------------
its obligations under this Sublease, following notice and expiration of any applicable cure period, Sublessee's partners, employees and independent contractors (collectively, "Sublessee's Users") shall have the nonexclusive right, together with Sublessor's principals, employees, independent contractors, guests and any other parties to whom Sublessor may grant rights from time to time, to use the exercise facility located in the Premises, including the showers and changing areas located therein (the "Fitness Center"), and Sublessee shall not be obligated to pay any additional Rent in respect thereof. Sublessee shall cause each of Sublessee's Users to (i) sign Sublessor's standard form of waiver prior to using the Fitness Center and (ii) adhere to the rules and regulations established by Sublessor from time to time with respect to the use of the Fitness Center. The indemnity contained in Section 9 hereof by Sublessee in favor of Sublessor shall extend to any claims, liabilities or expenses incurred by Sublessor arising out of or in connection with the use of the Fitness Center by Sublessee's Users.

         24. Roof Rights. Sublessee, at its sole cost and expense, shall have
             -----------
the right to install and maintain a microwave dish, antenna, and appurtenant communications devices on a portion of the roof of the Building, not to exceed four (4) square feet, provided that, (i) Sublessee shall have obtained the written consent of each of Sublessor and Landlord for such installation and (ii) Sublessee shall otherwise comply with the provisions of Subsection 24(w) of the Lease.

         25. Signage. Sublessee shall be permitted to install an identification
             -------
sign bearing Sublessee's name and logo in the elevator lobby of the Subleased Premises, provided that, Sublessee shall otherwise comply with the applicable provisions of the Lease with respect thereto.

         26. Right of First Offer. Provided Sublessee is not then in default of
             --------------------
its obligations under this Sublease, in the event that Sublessor elects to vacate any portion of the Premises (the "Offer Space") and offer the same for sublease to third parties unaffiliated with Sublessor, Sublessee shall have a one-time (with respect to each Offer Space) right of first offer to sublease such Offer Space as follows: in the event that Sublessor shall desire to sublease the Offer Space, Sublessor shall submit written notice (the "Offer Notice") to Sublessee, setting forth (i) the rentable square footage of the Offer Space, (ii) the date (the "Proposed Delivery Date") on which Sublessor proposes to deliver the Offer Space to Sublessee and (iii) the Basic Rent, Electric Service Amount and all Additional Rent at which Sublessor proposes to sublease the Offer Space. If Sublessee shall elect to lease the Offer Space, Sublessee shall notify Sublessor of such election within thirty (30) days following receipt of the Offer Notice and Sublessor and Sublessee shall promptly enter into an amendment to this Sublease binding Sublessee to sublease the Offer Space upon the terms contained in the Offer Notice for the balance of the remaining term of this Sublease. If Sublessee does not elect to lease the Offer Space, then Sublessor shall be free to sublease such Offer Space to third parties upon substantially similar terms and conditions as contained in the Offer Notice. In no event shall Sublessor be obligated to exercise Sublessor's rights to lease additional space pursuant to Subsections 24(s) and 24(t) of the Lease for the benefit of Sublessee.

           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

ATTEST:

                                 SUBLESSOR:
                                 ITXC CORP.


______________________________   By: ________________________________
                                    Name:
                                    Title:

WITNESS:

                                 SUBLESSEE:
                                 DELOITTE & TOUCHE USA LLP


______________________________   By: ________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                               Subleased Premises

See attached.

                                    EXHIBIT B

                                  Copy of Lease

See attached.

                                    EXHIBIT C

                                Sublessor's Work

1. Construct a demising wall for the Subleased Premises, in accordance with all applicable building codes.

                                    EXHIBIT D

                                List of Furniture

See attached.